Exhibit 4

                           EMMET, MARVIN & MARTIN, LLP

                               COUNSELLORS AT LAW

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                                                                                          177 MADISON AVENUE
                                           120 BROADWAY                             MORRISTOWN, NEW JERSEY 07960
WRITER'S DIRECT DIAL                 NEW YORK, NEW YORK 10271                              (973) 538-5600
                                                                                         FAX: (973) 538-6448
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                                                                                      1351 WASHINGTON BOULEVARD
                                         (212) 238-3000                                       2ND FLOOR
                                                                                  STAMFORD, CONNECTICUT 06902-4543
                                              -----                                        (203) 425-1400
                                                                                         FAX: (203) 425-1410
                                       FAX: (212) 238-3100
                                    http://www.emmetmarvin.com
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                                           August 5, 2004

The Bank of New York
  as Depositary
101 Barclay Street
New York, New York, 10286

Re:         American  Depositary  Receipts for Ordinary Shares of Japan
            Airlines Corporation

Ladies and Gentlemen:

      We refer to the registration statement to be filed on Form F-6 under the Securities Act of 1933 (the "Registration Statement") by the legal entity created by the agreement (the "Deposit Agreement") for issuance of American Depositary Shares ("ADSs") evidenced by American Depositary Receipts ("ADRs") for Ordinary Shares of Japan Airlines Corporation for which you propose to act as Depositary.

      We are of the opinion that the ADSs covered by the Registration Statement, when issued in accordance with the terms of the Deposit Agreement, will, when sold, be legally issued and will entitle the holders thereof to the rights specified in the Deposit Agreement and the ADRs.

      This  opinion  may  be  used  by  you as an  exhibit  to the  Registration
Statement.

                                                  Very truly yours,

                                                  /s/ Emmet Marvin & Martin, LLP
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                                                  EMMET, MARVIN & MARTIN, LLP